Exhibit 10.2

THIRD AMENDMENT TO
FIRST AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

THIS THIRD AMENDMENT TO FIRST AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (herein called this "Amendment") dated effective as of August 8, 2007 by and among M/I FINANCIAL CORP., an Ohio corporation ("Financial"), M/I HOMES, INC. (formerly known as M/I Schottenstein Homes, Inc.), an Ohio corporation ("M/I Homes") (Financial and M/I Homes are sometimes hereinafter referred to collectively as the "Borrowers"), and GUARANTY BANK, a federal savings bank ("Bank"),

W I T N E S S E T H:

WHEREAS, Borrowers and Bank have entered into that certain First Amended and Restated Revolving Credit Agreement dated as of April 27, 2006 (as heretofore amended by the First Amendment to First Amended and Restated Revolving Credit Agreement made as of November 13, 2006, and that certain Second Amendment to First Amended and Restated Revolving Credit Agreement, dated as of April 27, 2007, the "Original Credit Agreement"), for the purposes and consideration therein expressed, pursuant to which Bank became obligated to make loans to Borrowers as therein provided; and

WHEREAS, Borrowers and Bank desire to amend the Original Credit Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Credit Agreement, in consideration of the loans which may hereafter be made by Bank to Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

Definitions and References

Section 1.1.  Terms Defined in the Original Credit Agreement.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Credit Agreement shall have the same meanings whenever used in this Agreement.

Section 1.2.  Other Defined Terms.  Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

"Amendment" shall mean this Third Amendment to Credit Agreement.

"Credit Agreement" shall mean the Original Credit Agreement, as amended hereby.

ARTICLE II.

Amendments to Original Credit Agreement

Section 2.1.  Definitions.  The definition of "Subprime Sublimit" in Section 1.1 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

"Subprime Sublimit" shall mean the amount of $3,000,000.

Section 2.2.  Notices.  The notice address for the Bank set forth in Section 8.2 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

The Bank:                                Guaranty Bank

8333 Douglas Avenue

Dallas, Texas 75225

Attention:                                Ross Evans

Facsimile:                                (214) 360-4892

Section 2.3.  Exhibits.  Exhibit C (Form of Compliance Certificate) attached to this Amendment is hereby substituted for Exhibit C to the Original Credit Agreement.

ARTICLE III.

Conditions of Effectiveness

Section 3.1.  Effective Date.  This Amendment shall become effective as of the date first above written when and only when Bank shall have received, at Bank's office,

(a)  a duly executed counterpart of this Amendment, and

(b)  a duly executed certificate of the president, chief executive officer or chief financial officer and of the secretary of each Borrower certifying (i) that, in the case of M/I Homes, the action of the executive committee of the board of directors, and, in the case of Financial, the action of sole shareholder, authorizing the execution, delivery and performance of this Amendment and identifying the officers authorized to sign this Amendment, copies of which actions are attached to the respective certificates, are in full force and effect, (ii)  that the specimen signatures of the officers so authorized, copies of which specimen signatures are attached to the respective certificates, are true and correct, and (iii)  that the articles of incorporation and code of regulations of such Borrower have not been amended since the date of the Original Credit Agreement.

ARTICLE IV.

Representations and Warranties

Section 4.1.  Representations and Warranties of Borrowers.  In order to induce Bank to enter into this Amendment, each Borrower represents and warrants to Bank that:

(a)  The representations and warranties contained in Section 3 of the Original Credit Agreement are true and correct at and as of the time of the effectiveness hereof;

(b)  Each Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow and to perform its obligations under the Original Credit Agreement.  Each Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of such Borrower hereunder and thereunder;

(c)  The execution and delivery by each Borrower of this Amendment, the performance by each Borrower of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of incorporation and bylaws of such Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon such Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of such Borrower.  Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrowers of this Amendment or to consummate the transactions contemplated hereby and thereby; and

(d)  When duly executed and delivered, this Amendment will be a legal and binding instrument and agreement of Borrowers, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors' rights generally and by principles of equity applying to creditors' rights generally.

ARTICLE V.

Miscellaneous

Section 5.1.  Ratification of Agreement.  The Original Credit Agreement as hereby amended is hereby ratified and confirmed in all respects.  Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to this Amendment also.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Bank under the Original Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Original Credit Agreement or any other Loan Document.

Section 5.2.  Survival of Agreements.  All representations, warranties, covenants and agreements of Borrowers herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full.  All statements and agreements contained in any certificate or instrument delivered by Borrowers hereunder or under the Original Credit Agreement to Bank shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrowers under this Agreement and under the Original Credit Agreement.

Section 5.3.  Loan Documents.  This Amendment is a Loan Document, and all provisions in the Original Credit Agreement pertaining to Loan Documents apply hereto and thereto.

Section 5.4.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

Section 5.5.  Counterparts; Fax.  This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.  This Amendment may be duly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

GUARANTY BANK                                                                M/I FINANCIAL CORP.

By:		By:
	Ross Evans		Phillip G. Creek
	Vice President		Chief Financial Officer

                  M/I HOMES, INC.

By:
Phillip G. Creek
Chief Financial Officer

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE
[Letterhead of M/I-Financial Corp.]

[Date]

Mr. Ross Evans
Guaranty Bank
8333 Douglas Avenue, 11th Floor
Dallas, TX 75225

Dear Ross:

This letter is to comply with Section 5.2(a), Certificates, Other Information, related to the First Amended and Restated Revolving Credit Agreement dated April 27, 2006 (as amended, the "Revolving Credit Agreement") and is for the period ending [Insert Appropriate Period] except the calculations for EBIT and Interest Expense have been calculated for the rolling 12 month period indicated on the attached statement.  Capitalized terms used but not defined have the meanings given to such terms in the Revolving Credit Agreement.

The undersigned certifies that, after due examination by the undersigned and to the best of my knowledge, M/I Financial Corp. during the period stated above has observed or performed in all material respects all of its covenants and the agreements, and satisfied every condition, contained in the Revolving Credit Agreement and Note to be observed, performed or satisfied by it, and that the undersigned has no knowledge of any Default of Event of Default except [List any defaults or events of defaults; if none, end sentence before "except."]

Additionally, I have enclosed a statement showing in detail the calculation of certain sections of the Revolving Credit Agreement as required in the Revolving Credit Agreement.  All figures in this calculation are as of the end of the accounting period stated in the first paragraph of this letter.  The undersigned certifies that the enclosed calculation is accurate in all material respects.

Certified by:

Name Printed, Title

Enclosure:          Statement of Calculation of Certain Covenants

      C-1

M/I FINANCIAL CORP.

STATEMENT OF CALCULATION OF CERTAIN COVENANTS

[Date]

Capitalized terms used but not defined in this Compliance Certificate shall have the meanings specified in the Revolving Credit Agreement.

	Subsection No.	Covenant
1.	5.7, page 22	M/I Financial must maintain at all times its Tangible Net Worth equal to at least $3,500,000.
M/I Financial's Tangible Net Worth = $_______________
2.	5.8, page 22	M/I Financial must maintain at all times a ratio of Liabilities to Tangible Net Worth not in excess of 10.0 to 1.0.
M/I Financial's Liabilities = $______________
M/I Financial's Tangible Net Worth (from line 1) = $__________
Ratio of Liabilities to Tangible Net Worth = ___:___.
3.	5.9, page 22
M/I Financial must maintain a ratio of EBIT to Interest Expense, determined as of the end of each monthly accounting period of each fiscal year and as of the end of each fiscal year, on a rolling 12 month basis (with the period of determination being the 12 month period ending on the date as to which such determination is made), of not less than 1.50 to 1.0.

EBIT for the 12 month period beginning ______________ and ending ____________ = $______________.
Interest Expense for the 12 month period beginning _____________ and ending _______________ = $__________
Ratio of EBIT to Interest Expense = ___:___.
4.	6.3, page 24	M/I Financial may not incur any Contingent Obligations, except as specifically stated:

In making first mortgage loans permitted under the Revolving Credit Agreement, M/I Financial may, lieu of requiring down payments from mortgagors, purchase and pledge to investors purchasing such first mortgage loans, certificates of deposit in an aggregate amount not to exceed $2,500,000.  Aggregate amount of certificates of deposit = $________________.

Other Contingent Obligations = $______________.
5.	6.5, page 24	M/I Financial may not make any investments except as specifically stated:
		(i)	Eligible Mortgage Loans:
		(a)	First mortgage loans in the ordinary course of M/I Financial's business to natural persons for the purchase of residential real property = $_______.
		(b)	First mortgage loans made by M/I Financial for the purpose of homes from any Person other than M/I Homes = $________________.
The amount of mortgage loans in (b) cannot exceed $5,000,000 in aggregate at any one time outstanding.
		(c)	First mortgage loans in the ordinary course of M/I Financial's business to natural persons to refinance an existing first mortgage loan = $___________.
The amount of first mortgage loans in (c) cannot exceed $5,000,000 in aggregate at any one time outstanding.
		(d)	CD Enhanced loans in the ordinary course of M/I Financial's business = $______________.
The amount of CD Enhanced loans in (d) cannot exceed $5,000,000 in aggregate at any one time outstanding.
		(e)	Second mortgage loans in the ordinary course of M/I Financial's business to natural persons for the purchase of residential real property = $__________.
The amount of mortgage loans in (e) cannot exceed $10,000,000 in aggregate at any one time outstanding.

Are all of the mortgage loans in (e) made in connection with a specific financing program to natural persons who have a first mortgage from M/I Financial with respect to the same real property? _________

		(f)	Mortgage loans having a Risk Rating of less than A = $___________.
The amount of mortgage loans having a Risk Rating of less than A cannot exceed $3,000,000 in the aggregate at any one time outstanding.
		(g)	Mortgage loans subject to a deferred payment repurchase obligation described in clause (G) of the definition of Mortgage Loan Repurchase Obligations = $______________.
The amount of mortgage loans in (g) cannot exceed $5,000,000 in aggregate at any one time outstanding.
		(ii)	Cash Equivalents = $_____________.
		(iii)	Investments in ordinary course of M/I Financial's business in standard instruments hedging against interest rate risk incurred in the origination and sale of mortgage loans = $___________
Is each hedging instrument(s) matched to specific groups of mortgages? __________
Are any hedging transactions:
		(A)	investments in future contracts? ____
		(B)	investments in options contracts? _____
		(C)	investments in other derivative investment vehicles acquired as independent investments? ______
(See attached schedule.)
		(iv)	Loan and advances to M/I Homes = $________
(Subsection 6.5 imposes no limit on loans and advances to M/I Homes.)
Does M/I Financial have any investments other than specifically listed above? ____________